UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2005

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

EXECUTIVE COMPENSATION

On February 11, 2005, the Board of Directors (the "Board") of Milacron Inc. (the "Company") approved the following actions of the Personnel and Compensation Committee (the "Committee") of the Board with regard to the compensation of those individuals believed to be Named Executive Officers (the "NEOs").

2005 BASE SALARIES.

The Committee approved 2005 base salaries for the NEOs, effective as of February 1, 2005, as follows: Mr. R. D. Brown, $650,000; Mr. K. Bourdon, 250,000 Euro; Mr. R. P. Lienesch, $301,800; Mr. R. C. McKee, $213,200; and, Mr. H. C. O'Donnell, $257,100. No NEO received an increase in salary greater than 3.5% of his prior salary.

GRANT OF RESTRICTED STOCK OR PHANTOM SHARE ACCOUNT

The Committee approved the grant of the following number of shares of restricted stock to the NEOs under the Milacron Inc. 2004 Long-Term Incentive Plan (the "2004 LTIP"), a copy of which was filed as Exhibit 10.35 to the Company’s Form S-1 dated June 25, 2004: Mr. Brown, 350,000 shares; Mr. Lienesch, 75,000 shares; Mr. McKee, 60,000 shares; and, Mr. O'Donnell, 75,000 shares. The Committee also approved the award to Mr. Bourdon of a Phantom Share Account in the amount of the fair market value of 90,000 shares. The grants and the award carry a restricted period of three years. Seventy-five percent of the restricted shares in each grant, and seventy-five percent of the award to Mr. Bourdon, are contingent upon the attainment of performance targets established by the Committee relating to earnings before interest, taxes, depreciation and amortization.

The form of Performance Based Restricted Shares Award Agreement, the form of Restricted Shares Award Agreement, the form of Phantom Share Account Agreement: Performance and the form of Phantom Share Account Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report and are incorporated herein by reference.

ESTABLISHMENT OF PERFORMANCE TARGETS AND PARTICIPANT CATEGORIES UNDER THE MILACRON INC. 2002 SHORT-TERM MANAGEMENT INCENTIVE PLAN

The Committee established performance targets to be used to determine bonuses for the 2005 fiscal year under the Milacron Inc. 2002 Short-Term Management Incentive Plan (the "Bonus Plan"), a copy of which was filed as Exhibit 10.54 to the Company’s Form 10-K for the year ended December 31, 2003. The performance targets established for the NEOs are based on (i) earnings before interest and taxes and (ii) the ratio of average working capital to sales. The Committee also assigned each of the NEOs to a Participant Category under the Bonus Plan as follows: Mr. Brown - Category CEO, and Messrs. O’Donnell, Lienesch, Bourdon and McKee - Category I.

DIRECTOR COMPENSATION

On February 11, 2005, the Board approved the following actions of the Nominating and Corporate Governance Committee (the "Nominating Committee") of the Board with regard to the compensation of non-employee directors:

The Nominating Committee determined that each non-employee director of the Company shall continue to receive a base annual retainer of $65,000, divided into a $25,000 cash component and a $40,000 equity component. The chair of the Audit Committee of the Board shall receive, in addition to the base annual retainer, an annual retainer of $7,000.

The Nominating Committee determined to award each non-employee director with $30,000 worth of deferred shares pursuant to the terms of the 2004 LTIP. The form of Notice of Award of Deferred Shares for Directors is filed as Exhibit 10.5 to this report and is incorporated herein by reference.

In response to the uncertainty surrounding the American Jobs Creation Act of 2004 (the "AJCA"), the Board in November 2004 froze the Milacron Inc. Plan for the Deferral of Directors’ Compensation. On February 11, 2005, with greater guidance available concerning the AJCA, the Nominating Committee and the Board approved the creation of a new deferral plan. The Nominating Committee determined that $10,000 of the 2005 annual retainer will be in the form of phantom stock units and will be placed in the new deferral plan after the plan is adopted by the Board.

The Nominating Committee, in accordance with past standard practice, awarded the Board’s newest member, Sallie Bailey, with the equivalent of 2,000 shares of Milacron Inc. common stock. The award will be placed in the new deferral plan after the plan is adopted by the Board and will have a three year vesting schedule.

Item 9.01. Financial Statements and Exhibits.

*10.1 - Form of Performance Based Restricted Shares Award Agreement
10.2 - Form of Restricted Shares Award Agreement
*10.3 - Form of Phantom Share Account Agreement: Performance
10.4 - Form of Phantom Share Account Agreement
10.5 - Form of Notice of Award of Deferred Shares for Directors

* - Portions of exhibit deleted pursuant to request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

February 17, 2005	By:	H. C. O'Donnell

Name: H. C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Based Restricted Shares Award Agreement (Portion deleted - Confidential treatment requested)
10.2	Form of Restricted Shares Award Agreement
10.3	Form of Phantom Share Account Agreement: Performance (Portion deleted - Confidential treatment requested)
10.4	Form of Phantom Share Account Agreement
10.5	Form of Notice of Award of Deferred Shares for Directors